UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

HEALTHSPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23100	22-2649848
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 822-5090

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2011, Mr. Thomas Beckett resigned as Chief Operating Officer and Secretary of HealthSport, Inc. (the “Company”) effective immediately. Mr. Beckett resigned for personal reasons and there were no disagreements between him and the Company on any matter that resulted in his resignation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2011	Healthsport, Inc.
	By:	/s/ Kevin Taheri
Kevin Taheri
Chief Executive Officer